                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                            Camco International Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   CAMCO LOGO

Camco International Inc.
7030 Ardmore
Houston, Texas 77054
(713) 747-4000

                                 March 28, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Camco International Inc. to be held at 10:00 a.m., C.T., on Tuesday, May 20, 1997, at the Wyndham Warwick Hotel, 5701 Main Street, Houston, Texas.

     This year you will be asked to vote in favor of three proposals. The proposals concern the election of three directors, the adoption of the 1997 Long-Term Incentive Plan and the appointment of independent public accountants for fiscal year 1997. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     Thank you for your cooperation.

                                           Sincerely,

                                           /s/ GARY D. NICOLSON
                                           Gary D. Nicholson
                                           Chairman of the Board

                                   CAMCO LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Camco International Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Warwick Hotel, 5701 Main Street, Houston, Texas, on May 20, 1997, at 10:00 a.m., C.T., for the following purposes:

          (1) To elect three directors to serve until the 2000 Annual Meeting of Stockholders;

          (2) To approve the adoption of the 1997 Long-Term Incentive Plan;

          (3) To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1997; and

          (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors has fixed the close of business on March 24, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

     Please execute and return the enclosed proxy card promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, accompanies this Notice and the Proxy Statement.

                                          By order of the Board of Directors,

                                          /s/ RONALD R. RANDALL

                                          Ronald R. Randall
                                          Vice President, General Counsel
                                          and Secretary

Houston, Texas
March 28, 1997

                                   CAMCO LOGO

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 20, 1997

     This Proxy Statement and the accompanying form of Proxy are to be first mailed on or about March 28, 1997, to all holders of record on March 24, 1997, of the Common Stock, $.01 par value (the "Common Stock"), of Camco International Inc., a Delaware corporation (the "Company"), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at 10:00 a.m., C.T., on Tuesday, May 20, 1997, and at any adjournment or adjournments thereof (the "Meeting"). The Common Stock is the only class of securities of the Company that is entitled to vote at the Meeting. As of the close of business on March 24, 1997, the record date for determining stockholders who are entitled to receive notice of and to vote at the Meeting, there were 24,060,452 shares of Common Stock issued and outstanding. Each share is entitled to one vote. The Company's Restated Certificate of Incorporation does not permit cumulative voting in the election of directors. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Meeting.

     Shares of Common Stock represented by any unrevoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the Meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as directors of the nominees listed herein, in favor of adoption of the 1997 Long-Term Incentive Plan and the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1997. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the Meeting.

     The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or telegraph by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company's principal executive office is 7030 Ardmore, Houston, Texas 77054.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF THREE DIRECTORS

     Three directors are to be elected at the Meeting. The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of directors, with the term of one class expiring at each annual stockholders' meeting and each class serving three-year terms. The terms of office of three directors, Messrs. Howard, Nicholson and Siess expire at the Meeting, and such persons are proposed as nominees for director for a term expiring at the 2000 Annual Meeting. The respective terms of directors expires on the dates set forth below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING          POSITIONS AND OFFICES                  DIRECTOR
  AT THE 2000 ANNUAL MEETING (CLASS I)               WITH THE COMPANY             AGE     SINCE
----------------------------------------          ---------------------           ---    --------
Robert L. Howard........................  Director                                60       1995
Gary D. Nicholson.......................  Chairman of the Board, Director,
                                          President and Chief Executive Officer   60       1992

Charles P. Siess, Jr....................  Director                                70       1973
DIRECTORS WHOSE TERMS EXPIRE
  AT THE 1998 ANNUAL MEETING (CLASS II)
  --------------------------------------
William J. Johnson......................  Director                                62       1990
Gilbert H. Tausch.......................  Director                                70       1964
DIRECTORS WHOSE TERMS EXPIRE
  AT THE 1999 ANNUAL MEETING (CLASS III)
  --------------------------------------
Hugh H. Goerner.........................  Director                                74       1985
William A. Krause.......................  Director                                66       1973

     Robert L. Howard was elected to the Board of Directors in June 1995. Mr. Howard retired from Shell Oil Company in 1995 after 36 years of service where he had served in various executive capacities. He last served Shell as Vice President Domestic Operations for Exploration and Production, and President of Shell Offshore, Inc. and Shell Western Inc. Mr. Howard is a Director of Southwestern Energy Company and United Meridian Corporation.

     Gary D. Nicholson is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Nicholson joined the Company in October 1992 as Executive Vice President and Chief Operating Officer, became President and Chief Executive Officer on January 1, 1993 and Chairman of the Board of Directors in October 1994. Mr. Nicholson was an Independent Consultant from 1991 to 1992 and was President and Chief Executive Officer of LTV Energy Products Company, an operating unit of LTV Corporation Inc., from 1986 to 1991. Mr. Nicholson is a director of Pool Energy Services Co.

     Charles P. Siess, Jr. is President, Chief Executive Officer and Chairman of the Board of Directors of Cabot Oil and Gas Corporation and a member of the Board of Directors of Cabot Corp. and Rowan Companies, Inc. Mr. Siess was Chairman of the Board of Directors and Chief Executive Officer of Cabot Oil and Gas from 1990 to 1993.

     William J. Johnson has been an independent consultant in the oil and gas industry since 1994. From 1991 to 1994, Mr. Johnson was President and Chief Operating Officer of Apache Corporation. Mr. Johnson was President and Chief Executive Officer of TEX/CON Oil and Gas Company, a wholly owned subsidiary of BP Exploration, from 1989 to 1991. Mr. Johnson is a director of Snyder Oil Corporation, Patina Oil & Gas Corporation and Tesoro Petroleum Corporation.

     Gilbert H. Tausch retired as the Company's President and Chief Executive Officer on January 1, 1993. Prior to that time, Mr. Tausch served the Company in various executive capacities since 1959.

     Hugh H. Goerner retired as President of Aramco in 1984 where he had served in that capacity since 1978. Mr. Goerner previously had been with Exxon USA for 31 years.

     William A. Krause has been President of Krause, Inc. -- Engineers & Architects since 1990.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the three nominees for director named above, unless otherwise directed by the stockholder. If a nominee should be unable to serve or for good cause will not serve, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. The director nominees receiving a plurality of the votes cast at the Meeting will be elected as directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

     The Company's By-laws provide that, subject to certain limitations discussed below, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (or at any special meeting of stockholders called for the purpose of electing directors) by any stockholder of the Company (a) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and (b) who complies with the notice procedures set forth below. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must also be accompanied by the proposed nominee's written consent to being named as a nominee and to serve as a director if elected.

COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Company's By-laws, the Board of Directors has established two standing committees, an Audit Committee and an Executive Compensation Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1996, the Board of Directors met eight times, the Audit Committee met four times and the Executive Compensation Committee met five times. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members.

     Audit Committee

     Messrs. Krause (chairman), Goerner and Tausch are the current members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the consolidated financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Executive Compensation Committee

     Messrs. Johnson (chairman), Howard and Seiss are the current members of the Executive Compensation Committee. The Executive Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the officers of the Company and administers and makes awards under the Company's Long-Term Incentive Plan.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. In 1996, Directors who were not employees of the Company or its subsidiaries ("Outside Directors") received an annual retainer fee of $22,000, paid quarterly, and a fee of $1,250 for attendance at each meeting of the Board of Directors. Additionally, Outside Directors who were committee chairmen received a separate annual retainer of $2,000. Outside Directors who were committee members, including the chairmen of committees, received a fee of $1,250 for attendance at each committee meeting, except that a meeting that occurred on the same day as a regularly scheduled Board of Directors meeting entitled an Outside Director to receive a fee of $625.

     Pursuant to the Camco International Inc. Stock Option Plan for Nonemployee Directors (the "Director Plan"), each Outside Director serving on the Board of Directors on the 30th day following each annual meeting of stockholders of the Company is currently granted an option to purchase 5,000 shares of Common Stock at the fair market value of such stock on the date the option is granted. In addition, thirty days following the initial election to the Board of Directors of any new Outside Director or the reelection of an Outside Director, such Outside Director is granted an option to purchase 10,000 shares of Common Stock at the fair market value of such stock on the date of grant.

     Each stock option granted to an Outside Director under the Director Plan, as currently in effect, has a ten year term and is exercisable in three equal annual installments beginning on the first anniversary of the date of grant assuming continued service on the Board. In the event of an Outside Director's retirement, disability, or in the event of a change of control of the Company (as described under "Change of Control"), options will become immediately exercisable and will remain exercisable for a period of 36 months following the date the director ceases to be a director. In the event of an Outside Director's death prior to retirement or disability, options will become immediately exercisable and will remain exercisable for a period of twelve months. Options are subject to early termination in the event an Outside Director leaves the Board for any other reason.

PROPOSAL 2: APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

     On February 18, 1997, the Board of Directors adopted the 1997 Long-Term Incentive Plan (the "Incentive Plan") subject to the approval of the Company's stockholders. A complete copy of the Incentive Plan is attached hereto as ANNEX
A. The following description of the Incentive Plan is qualified in its entirety by reference to ANNEX A, which is hereby incorporated herein by reference as if fully set forth herein.

     The Incentive Plan is intended to advance the best interests of the Company, its subsidiaries and its stockholders by attracting, retaining and motivating key employees. The Incentive Plan provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options ("SARs"), restricted stock awards and performance awards to certain key employees of the Company and its subsidiaries, thereby increasing the personal stake of such key employees in the continued success and growth of the Company. There are approximately 200 key employees of the Company and its subsidiaries eligible to participate in the Incentive Plan.

     The Incentive Plan will be administered by the full Board of Directors or the Executive Compensation Committee or other designated committee of the Board of Directors (the "Committee"), which consists solely of two or more nonemployee directors of the Company who are outside directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have broad authority to interpret and administer the Incentive Plan, including the power to grant and modify awards and the power to limit or eliminate its discretion as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law, rule or regulation. The Committee will also have broad authority to accelerate the vesting of an award or the time at which any award is exercisable or to waive any condition or restriction on the vesting, exercise or receipt of any award. The Board of Directors may at any time amend, suspend, discontinue or terminate the Incentive Plan without shareholder approval or approval of participants, subject to certain limitations.

     Initially, 1,500,000 shares of Common Stock will be available for issuance under the Incentive Plan. This number of shares, together with the number of shares subject to outstanding awards (1,053,262) under the Company's 1993 Long-Term Incentive Plan ("1993 Incentive Plan"), represents approximately 10% of the issued and outstanding shares of Common Stock as of March 24, 1997. If this Incentive Plan is adopted, no further awards will be made under the 1993 Incentive Plan. In addition, as of January 1 of each year the Incentive Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Incentive Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the previous year (or, for 1997, as of the commencement of the Incentive Plan), the number of shares available will be increased by an amount such that the total number of shares available for issuance under the Incentive Plan, together with the number of outstanding shares of Common Stock available for issuance for outstanding awards under the 1993 Incentive Plan, equals 10% of the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Incentive Plan or the 1993 Incentive Plan. Lapsed, forfeited or cancelled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the Incentive Plan (without reduction for issuances).

     The aggregate number of shares of Common Stock subject to stock options, SARs, restricted stock or performance awards that may be granted to any one participant in any one year under the Incentive Plan shall be 250,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate amount of cash that may be received by any one participant in any one year in respect to a performance award shall be $1,000,000.

     Stock Options

     The Committee is authorized to determine the terms and conditions of all option grants, which may be of incentive stock options subject to the limits of
Section 422 of the Code or non-qualified stock options. The aggregate number of shares of Common Stock that are available for incentive stock options granted under the Incentive Plan is 1,500,000 (subject to certain adjustment provisions relating to changes in capitalization). Stock options may be awarded subject to time, performance or other vesting limitations imposed by the Committee. The term of an incentive stock option shall not exceed ten years from date of grant. The exercise price of an option shall be determined by the Committee upon the option grant, provided that the exercise price of incentive stock options shall be no less than the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in a manner specified by the Committee (which may include payment in cash, Common Stock, a combination thereof, or by "cashless exercise").

     Stock Appreciation Rights

     The Committee is authorized to grant SARs independent of or in tandem with options under the Incentive Plan. The terms, conditions and exercise price of SARs granted independent of options under the Incentive Plan will be determined by the Committee on the date of grant. A tandem SAR can be exercised only to the extent the option with respect to which it is granted is then exercisable and is subject to the same terms and conditions as the option to which it is related. An option related to a tandem SAR will terminate automatically upon exercise of the tandem SAR. Similarly, when an option is exercised, the tandem SARs relating to the shares covered by such option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related option will be automatically exercised on such date for cash.

     Upon exercise of an SAR, the holder will be entitled to receive, for the number of shares referenced by the SAR, an amount per share (the "appreciation") equal to the difference between the base price per share (which shall be the exercise price per share of the related option in the case of a tandem SAR) and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the SAR. The appreciation will be payable in cash, Common Stock or a combination of both, at the discretion of the Committee.

     Restricted Stock

     The Committee is authorized to award restricted stock under the Incentive Plan subject to such terms and conditions as the Committee may determine consistent with the Incentive Plan. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which the restricted stock will vest. The number of shares and vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or its subsidiaries or upon the attainment of any of the following specified performance goals as fixed by the Committee (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its subsidiaries, (ii) return on equity, (iii) return on capital employed, (iv) return on net assets, (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends, (vi) the performance of the Company's Common Stock in comparison to other stocks, stock indexes or groups of stocks or other investments, (vii) increases in sales, margins or profit on a Company, subsidiary, division, department, unit, segment, product or product line basis or (viii) any combination of the above.

     Unless otherwise provided in the agreement between the Company and the employee relating to an award, stock certificates representing the restricted stock granted to the employee will be registered in the employee's name. The Committee will determine whether an employee will have the right to vote and/or receive dividends on the restricted stock before it vests. No share of restricted stock may be sold, transferred, assigned or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. Except as otherwise specified in the grant of a restricted stock award, in the event of an employee's termination of employment before all his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock that have not vested will be forfeited and any purchase price paid by the employee will be returned to the employee. At the time the restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

     Performance Awards

     The Committee is authorized to grant performance awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee. An employee to whom a performance award is granted will be given achievement objectives to be reached over a specified period of time, the "performance period." A minimum level of acceptable achievement will also be established. Achievement objectives may be described either in terms of Company-wide performance or in terms that are related to the performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee has the authority to determine the size of the award, frequency of awards, the date or dates when awards vest, the performance periods and the specific performance objectives to be achieved in order to receive the award. Performance objectives, however, are required to be based on (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its subsidiaries, (ii) return on equity, (iii) return on capital employed, (iv) return on net assets, (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends, (vi) the performance of the Company's Common Stock in comparison to other stocks, stock indexes or groups of stocks or other investments, (vii) increases in sales, margins or profit on a Company, subsidiary, division, department, unit, segment, product or product line basis or (viii) any combination of the above.

     If at the end of the performance period the specified objectives have been fully attained, the employee will be deemed to have fully earned the performance award. If such objectives have been partially attained, the employee will be deemed to have partly earned the performance award and will become entitled to receive a portion of the total award, as determined by the Committee. If the required minimum level of achievement has not been met, the employee will not be entitled to any part of the performance award. If a performance award is granted after the start of a performance period, the award will be reduced to reflect the portion of the performance period during which the award was in effect.

     An employee who, by reason of death, disability or retirement, terminates employment before the end of the performance period will be entitled to receive, to the extent earned, a portion of the award which is proportional to the portion of the performance period during which the employee was employed. An employee who terminates employment for any other reason will not be entitled to any part of the award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the award which is proportional to his or her period of actual service.

     Deferred Compensation and Rabbi Trust

     The Committee is authorized to establish deferred compensation agreements, trusts or other arrangements, including "rabbi trusts", and to appoint trustees for such trusts. Shares of Common Stock may be acquired by trustees from the Company or in the open market or otherwise.

     Change of Control

     Upon the occurrence of a "Change of Control" (as defined in the Incentive
Plan) of the Company, all outstanding shares of restricted stock and performance awards will immediately vest. All stock options and all SARs granted under the Incentive Plan and held by then-current employees will become immediately exercisable and will remain exercisable for three years (but not beyond their expiration date) following the employee's termination of employment for any reason other than for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position. In addition, each participant in the Incentive Plan will receive the maximum performance award he or she could have earned for the proportionate part of the performance period prior to the Change of Control and will retain the right to earn any additional portion of his or her award if he or she remains in the Company's employ.

     Federal Income Tax Consequences

     Incentive Stock Options. The grant of incentive stock options under the Incentive Plan to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

     An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

     Non-Qualified Stock Options. The grant of non-qualified stock options under the Incentive Plan will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired and (ii) the exercise price. The tax basis of these shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-qualified stock option.

     Stock Appreciation Rights. Stock Appreciation Rights granted under the Incentive Plan do not result in taxable income to the employee at that time. The issuance of shares of Common Stock or the payment of cash, without other payment by the recipient, will be treated as additional compensation for services to the Company. The employee will recognize taxable income equal to cash received or the fair market value of the shares on the date of receipt, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the employee.

     Restricted Stock Grants. Restricted stock granted under the Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted Stock Grants involve the issuance of stock to an employee subject to specified restrictions as to sale or transferability of the stock and/or subject to a substantial risk of forfeiture. On the date the restrictions lapse, or the performance goals are met, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

     Performance Awards. Performance awards involve the issuance of shares of stock, cash, or a combination of both, without any payment, as compensation for services to the Company only after satisfaction of specified performance goals established by the Committee and certification by the Committee, prior to payment, that the goals have been satisfied. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See following discussion of "performance based" compensation.

     Compensation Deduction Limitation. In the 1993 Omnibus Budget Reconciliation Act ("OBRA"), Congress generally limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executives. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. OBRA provides an exception from this deduction limitation, for certain "performance based" compensation, if specified requirements are satisfied. The Incentive Plan is generally designed to satisfy these statutory requirements for stock options and SAR's, when the exercise price is not less than fair market value on the date of grant, and for restricted stock and performance awards. The Company generally anticipates being entitled to deduct an amount equal to the ordinary income reportable by an optionee on exercise of a non-qualified stock option, the Early Disposition of shares of stock acquired by exercise of an incentive stock option, the issuance of stock or cash, or a combination thereof, on the exercise of an SAR, the lapse of restrictions and vesting of restricted stock, and the payment of performance awards.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1997, subject to ratification by the stockholders at the Meeting. Representatives of Arthur Andersen LLP are expected to attend the Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

     Ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote at the Meeting. Abstentions and broker nonvotes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal.

                              FURTHER INFORMATION
PRINCIPAL STOCKHOLDER

     The following table sets forth as of February 28, 1997, the beneficial ownership of each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. Such information is based solely upon data provided to the Company by such persons.

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL         PERCENT
                 NAME AND ADDRESS                   OWNERSHIP(1)      OF CLASS(2)
                 ----------------                   ------------      -----------
The Capital Group Companies, Inc..................   2,658,800           11.1%
  333 South Hope Street
  Los Angeles, California 90071
FMR Corp..........................................   2,578,900           10.7%
  82 Devonshire
  Boston, Massachusetts 02109

---------------

(1) The shares beneficially owned by The Capital Group Companies, Inc. ("CGC"), include 1,575,000 shares of Common Stock owned by Capital Research and Management Company which has the dispositive power over such shares and no voting power with respect to such shares. SMALLCAP World Fund, Inc. has sole voting power and no dispositive power with respect to 1,575,000 shares of the Common Stock. Capital Research and Management Company advises SMALLCAP World Fund, Inc. and is a wholly owned subsidiary of CGC. FMR Corp. ("FMR"), Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and a registered investment advisor,

    Edward C. Johnson 3d, the Chairman and principal stockholder of FMR, and Abigail P. Johnson, a director and principal stockholder of FMR, may be deemed to own beneficially 2,578,900 shares of Common Stock. Fidelity Contrafund (the "Fund"), an investment company advised by Fidelity, beneficially owns 2,264,300 shares of Common Stock. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the Fund each has sole power to dispose of the 2,578,900 shares of Common Stock. Neither FMR, nor Edward C. Johnson 3d has sole power to vote the shares which power resides with the Fund's Board of Trustees.

(2) Based on a total of 24,056,555 shares of Common Stock issued and outstanding as of February 28, 1997.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of February 28, 1997, the beneficial ownership of the outstanding Common Stock by each nominee and current director of the Company, each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                      AMOUNT AND
                                                       NATURE OF
                                                      BENEFICIAL        PERCENT
                       NAME                          OWNERSHIP(1)     OF CLASS(2)
                       ----                          ------------     -----------
Gary D. Nicholson..................................      66,524          *
Hugh H. Goerner....................................       5,435          *
Robert L. Howard...................................       3,666          *
William A. Krause..................................       5,832          *
William J. Johnson.................................       6,647          *
Charles P. Siess, Jr...............................       5,332          *
Gilbert H. Tausch..................................       9,332          *
Merle C. Muckleroy.................................      24,961          *
Robert J. Caldwell.................................      33,516          *
Herbert S. Yates...................................      24,102          *
Stephen D. Smith...................................      16,933          *
All Directors and Executive Officers as a Group (14
  persons).........................................     239,777          1.00%

---------------

  * Less than 1%.

(1) Beneficial ownership by a person includes both outstanding shares of Common Stock owned and shares of Common Stock which such person has a right to acquire within 60 days upon the exercise of outstanding options. Directors and executive officers have sole voting and investment power with respect to the shares they own. Includes 16,583, 18,138, 5,500, 5,000 and 88,755 shares of Common Stock beneficially owned by Messrs. Muckleroy, Caldwell, Yates, Smith and all directors and executive officers of the Company as a group, respectively, pursuant to outstanding options that are exercisable within 60 days.

(2) Based on a total of 24,056,555 shares of Common Stock issued and outstanding as of February 28, 1997.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the current executive officers of the Company. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There is no family relationship between any of these individuals or any of the Company's directors.

             NAME                AGE                     POSITION
             ----                ---                     --------
Gary D. Nicholson..............  60    Chairman of the Board of Directors,
                                       Director, President and Chief Executive
                                         Officer
Herbert S. Yates...............  54    Senior Vice President -- Finance, Chief
                                       Financial Officer and Treasurer
Ronald R. Randall..............  57    Vice President, General Counsel and
                                       Secretary
Thomas W. Everitt..............  51    Vice President -- Human Resources
Bruce F. Longaker, Jr..........  43    Vice President -- Finance and Corporate
                                         Controller
Merle C. Muckleroy.............  62    President, Camco Products and Services Group
Robert J. Caldwell.............  57    President, Camco Drilling Group
Stephen D. Smith...............  52    President, Reda Group

     Herbert S. Yates joined the Company in 1980 as Director -- Internal Audit and was elected Controller in 1981. Mr. Yates was elected Vice
President -- Finance, and Chief Financial Officer in 1983, Treasurer in 1984 and Senior Vice President -- Finance in 1992.

     Ronald R. Randall joined the Company as General Counsel and Secretary in 1990 and was elected Vice President in 1992. Prior to joining the Company, Mr. Randall was employed by Smith International, Inc., an oil field service Company, from 1979 until 1990 where he last served as General Counsel and Secretary.

     Thomas W. Everitt joined the Company in 1991 as Vice President -- Human Resources. Prior to coming to the Company, Mr. Everitt was Vice
President -- Human Resources with Pearson, Inc., a subsidiary of Pearson plc, a diversified holding company based in the United Kingdom and former parent of the Company, from 1988 until his transfer to the Company in 1991.

     Bruce F. Longaker, Jr. was elected Vice President -- Finance in 1992. Mr. Longaker joined the Company in 1981 and held various positions in the accounting department. He has served as Controller since 1986.

     Merle C. Muckleroy has served as President of the Camco Products and Services Group, which includes Camco Products, Camco Coiled Tubing Services and Camco Wireline, since 1989. Mr. Muckleroy joined the Company in 1963 in the field sales organization and served as Senior Vice President -- Sales and Service from 1981 to 1989.

     Robert J. Caldwell has served as President of the Camco Drilling Group, which includes Reed Tool and Hycalog, since 1987. Mr. Caldwell joined the Company in 1969 in the Camco Products manufacturing organization. He served the Camco Products and Services Group as Vice President -- Engineering and Research from 1982 to 1985 and Senior Vice President -- Operations from 1985 to 1987.

     Stephen D. Smith was named President of Reda Group in February 1996. Mr. Smith joined the Company in 1977 as Vice President, Materials, for the Camco Products and Services Group and has since served in various executive positions in that Group where he was last Senior Vice President, Operations from 1989 to 1996.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Members of the Executive Compensation Committee are Messrs. Johnson, Howard and Siess each of whom is an Outside Director.

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and granting stock options and other stock based compensation under the Company's Long-Term Incentive Plan.

     Overall Objectives of the Executive Compensation Program

     The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. Throughout 1996, the Executive Compensation Committee reviewed compensation surveys, evaluated proxy statements for comparable organizations and took advice from compensation consultants in order to establish the Company's total compensation program and determine awards under the Long-Term Incentive Plan.

     In 1996, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and an award under the Annual Incentive Compensation Plan for each of such executives.

     Base Salary Program

     It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, including certain of the companies in the Company's peer group index used for the performance graph contained elsewhere herein, Mr. Nicholson's base annual salary for 1996 was increased from $400,000 to $440,000.

     Annual Incentive Compensation Plan

     The Company has an Annual Incentive Compensation Plan. Under the plan, the Company provides executives with the opportunity to earn additional compensation based on the Company's financial performance. The maximum award levels for executives participating in this plan range from 30% to 150% of the executive's base salary at the end of the calendar year. This level of award, while not expected to be earned every year, is intended to provide executives an average annual total compensation level approximating the 75th percentile of the total compensation levels in comparable organizations, including those companies in the Company's peer group index used for the performance graph, when measured over time. The awards earned in 1996 were based on the achievement of financial goals established and approved by the Company's Board of Directors. These goals included both the attainment by the Company of certain profit goals and cash flow from operations. Mr. Nicholson was eligible to participate in the Annual Incentive Compensation Plan and received an incentive award payment of $660,000 for his contribution to the Company's strong performance in 1996.

     Long-Term Incentive Plan

     The Company in 1993 adopted a Long-Term Incentive Plan (the "1993 Incentive Plan") that permits the Company to make grants of stock options, restricted stock, performance shares and other awards to employees as part of the Company's overall incentive compensation program. The 1993 Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of stockholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations, including companies in the Company's peer group index used for the performance graph. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level. In 1996, stock option grants for an aggregate of 405,000 share of Common Stock were made to employees. In addition, grants of service based restricted stock awards were made in respect of 55,000 shares. The number of shares subject to the awards was established at a level that was believed to be approximately the 75th percentile for comparable organizations based on reports provided to the Executive Compensation Committee. Mr. Nicholson was granted options to acquire 90,000 shares of Common Stock in 1996. He was also granted 12,000 shares of restricted stock which will vest three years from the date of the award provided he is still employed by the Company. The number of shares subject to these awards was fixed at a level considered to be appropriate to provide a meaningful long term incentive to Mr. Nicholson.

     Section 162(m)

     Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based". For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, the Company believes that compensation relating to options granted under the 1993 Incentive Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's restricted stock awards and incentive compensation awards under the 1993 Incentive Plan do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee under the Company's plans in establishing the performance goals for such awards. However, the 1997 Incentive Plan, being considered for approval by stockholders at the Meeting, is intended to meet the requirements of Section 162(m) of the Code for performance awards involving restricted stock and other incentive compensation. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

                        EXECUTIVE COMPENSATION COMMITTEE

                          William J. Johnson, Chairman
                                Robert L. Howard
                             Charles P. Siess, Jr.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash compensation and additional incentive compensation paid by the Company to the Chief Executive Officer and each of its four other most highly compensated executive officers for the fiscal years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                           ANNUAL COMPENSATION                  AWARDS
                                                     -------------------------------   -------------------------
                                                                             OTHER
                                                                            ANNUAL      RESTRICTED    SECURITIES   ALL OTHER
             NAME AND PRINCIPAL                                             COMPEN-       STOCK       UNDERLYING    COMPEN-
         POSITION WITH THE COMPANY            YEAR    SALARY     BONUS     SATION(1)   AWARDS(2)(3)    OPTIONS     SATION(4)
         -------------------------            ----   --------   --------   ---------   ------------   ----------   ---------
Gary D. Nicholson...........................  1996   $440,000   $660,000         --      $343,500       90,000      $2,494
  Chairman of the Board of                    1995    400,000    500,000         --           -0-          -0-       2,133
  Directors, Director, President              1994    360,000    360,000         --       812,500       80,000       2,124
  and Chief Executive Officer
Merle C. Muckleroy..........................  1996    208,000    280,000         --      $114,500       10,000       2,494
  President, Camco Products                   1995    193,000    195,000         --           -0-          -0-       2,133
  and Services Group                          1994    187,000     57,596         --       272,188       11,500       2,124
Robert J. Caldwell..........................  1996    207,000    218,000         --      $114,500       10,000       2,494
  President, Camco Drilling Group             1995    195,000    195,000         --           -0-          -0-       2,133
                                              1994    187,000    182,000         --       272,188       12,000       2,124
Herbert S. Yates............................  1996    194,000    214,000         --      $114,500       10,000       2,494
  Senior Vice President -- Finance,           1995    180,000    155,000         --           -0-          -0-       2,133
  Chief Financial Officer and                 1994    170,000    136,000         --       272,188       22,000       2,124
  Treasurer
Stephen D. Smith............................  1996    163,750    158,000    $60,946(5)   $114,500       10,000       2,494
  President, Reda Group                       1995    145,700    112,560         --           -0-          -0-       1,269
                                              1994    140,200        -0-         --        56,250        5,000       1,260

---------------

(1) The dollar value of perquisites and other personal benefits were less than the lesser of $50,000 and 10% of the total annual salary and bonus for each named executive officer.

(2) Pursuant to the 1993 Incentive Plan, awards of service based restricted shares of Common Stock were granted to certain key employees of the Company ("Service Based Restricted Stock") on December 10, 1993. The vesting of the Service Based Restricted Stock pursuant to this grant is based upon the employee's completion of a specified period of service, with one-third of the shares vesting at the end of each of the third, fourth and fifth years of service from date of grant. Service Based Restricted Stock awards of 14,000, 4,000, 4,000, 3,000 and 2,000 shares were granted to Messrs.
    Nicholson, Muckleroy, Caldwell, Yates and Smith, respectively. One-third of each award for each executive vested and was issued to the executive on December 12, 1996. A second award of Service Based Restricted Stock was made on February 20, 1996. The vesting of all shares of this award is based upon the employees' completion of three years of service. Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith were awarded 12,000, 4,000, 4,000, 4,000, and 4,000 shares of Common Stock, respectively.

    On December 31, 1996, the aggregate numbers of unvested shares of Service Based Restricted Stock granted to Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith were 21,334, 6,667, 6,667, 6,000, and 5,334, respectively.

    On January 3, 1994, awards of performance based restricted shares of Common Stock were granted by the Company to certain key employees ("Performance Based Restricted Stock") under the 1993 Incentive Plan. Under the terms of the grant, shares vest in two equal amounts based on the satisfaction of both the continuation of employment by the employee over a four-year period and the obtainment of certain improvements in the market price of the Common Stock of the Company in comparison with a published peer group index over two vesting periods: (i) December 10, 1993, to December 31, 1995; and, (ii) December 10, 1993, to December 31, 1996. Messrs. Nicholson, Muckleroy, Caldwell and Yates were

                                             (Notes continued on following page)
    awarded 50,000, 16,750, 16,750 and 16,750, shares, respectively, of Performance Based Restricted Stock in 1994. On December 31, 1995, one-half of the total performance shares awarded under the grant was earned; and, on December 31, 1996, 84% of the second one-half of the performance shares was earned. Messrs. Nicholson, Muckleroy, Caldwell and Yates earned and will receive a total of 46,075, 15,435, 15,435, and 15,435 shares, respectively. The performance shares will be issued to the employees in two equal installments. The first installment was issued on February 18, 1997 and Messrs. Nicholson, Muckelroy, Caldwell and Yates were issued 23,037, 7,717, 7,717, and 7,717, shares, respectively. The remainder of the earned performance shares will be issued on January 1, 1998, if the employee is employed on such date.

    The aggregate number of shares of all unvested restricted stock awarded as Service Based Restricted Stock and Performance Based Restricted Stock, as of December 31, 1996, awarded to Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith (including shares of Performance Based Restricted Stock issued on February 18, 1997) were 71,334, 23,417, 23,417, 22,750 and 5,334, respectively, which had aggregate values of $3,071,323, $1,007,022, $1,007,022, $976,632 and $243,030, respectively, based upon the market value of the Common Stock on that date.

(3) Recipients of restricted stock are not entitled to any dividends, voting or other rights with respect thereto until such stock vests and the restrictions are removed.

(4) Represents matching contributions of $1,500 made by the Company in 1996 under the Company's Thrift Plan, and life insurance premiums of $944 paid by the Company for Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith.

(5) Payment of expenses in connection with Mr. Smith's relocation from Texas to Oklahoma.
     The following table sets forth information concerning stock options granted by the Company under the Incentive Plan to the Chief Executive Officer and each of the four other highly compensated executive officers during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         -------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                       % OF TOTAL                                     ASSUMED ANNUAL RATES OF
                          NUMBER OF     OPTIONS                                      CAMCO COMMON STOCK PRICE
                         SECURITIES    GRANTED TO    EXERCISE                         APPRECIATION FOR OPTION
                         UNDERLYING    EMPLOYEES     OR BASE                                TERM(%)(2)
                           OPTIONS     IN FISCAL      PRICE                        -----------------------------
                         GRANTED(1)       YEAR      ($/SHARE)    EXPIRATION DATE        5%              10%
                         -----------   ----------   ----------   ---------------   -------------   -------------
Gary D. Nicholson......    90,000         22.0%      $28.625     Feb. 20, 2006        $1,620,190      $4,105,880
Merle C. Muckelroy.....    10,000          2.4       $28.625     Feb. 20, 2006           180,020         456,210
Robert J. Caldwell.....    10,000          2.4       $28.625     Feb. 20, 2006           180,020         456,210
Herbert S. Yates.......    10,000          2.4       $28.625     Feb. 20, 2006           180,020         456,210
Stephen D. Smith.......    10,000          2.4       $28.625     Feb. 20, 2006           180,020         456,210

---------------

(1) Represents options granted on February 20, 1996, under the 1993 Incentive Plan.

(2) Potential realizable values are based on the assumption that the Common Stock will appreciate in value from the date of grant to the end of the option terms at the stated annualized rates. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of future appreciation, if any, which may be realized in future periods.

     The following table sets forth information concerning the exercises of options during the fiscal year ended December 31, 1996, and the number and value of unexercised options held as of December 31, 1996, by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                          SHARES                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                        ACQUIRED ON      VALUE              OPTIONS AT               IN-THE-MONEY OPTIONS
                         EXERCISE     REALIZED(1)         FISCAL YEAR-END            AT FISCAL YEAR-END(2)
                        -----------   -----------   ---------------------------   ---------------------------
         NAME                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----                                       -----------   -------------   -----------   -------------
Gary D. Nicholson.....    20,000       $345,000       46,665         183,335      $1,381,199     $4,286,926
Merle C. Muckleroy....    10,485        217,396       14,083          32,417         417,474        841,557
Robert J. Caldwell....     3,179         69,521       15,638          32,667         481,761        848,635
Herbert S. Yates......    12,989        208,175       12,170          34,330         359,571        888,210
Stephen D. Smith......     1,000         27,000        4,333          18,167         126,802        413,354

---------------

(1) Represents the difference between the exercise price of the options exercised and the market price of the shares acquired on the exercise date.

(2) Value based on the difference between (i) the fair market value of Common Stock on December 31, 1996, and (ii) the exercise price.

RETIREMENT PLANS

     The Company maintains a pension plan and a Deferred Compensation Plan (the "DC Plan") for the benefit of its executive officers. The DC Plan provides for a supplement to the retirement benefits payable under the Pension Plan. The estimated annual benefits payable upon retirement at normal retirement age for Messrs Nicholson, Muckleroy, Caldwell, Yates and Smith under the Pension Plan, as supplemented by the DC Plan, are $384,198, $160,143, $205,002, $212,791 and
$198,702, respectively.

     Compensation for the purposes of the plans consists of all remuneration paid to a participant (other than relocation expense reimbursement, educational assistance, cost of living allowances, mortgage assistance and overseas hardship bonuses and inducements and bonus payments in excess of 20% of base pay) for the relevant period. Benefits are reduced for early retirement. Benefits are determined based on the average of the participant's highest five consecutive years out of the last ten consecutive years before retirement. The benefits shown above are computed on the basis of a ten year certain and life annuity and are not subject to reduction for social security. Other forms of benefits are available. Benefits are also reduced for the present value of benefits under Company tax qualified pension plans as well as tax qualified pension plans sponsored by the participant's former employers.

     Upon the occurrence of a "Change of Control" (as defined below under "Change of Control"), all benefits under the DC Plan will fully and immediately vest, including eligibility for the early retirement benefit, and each participant will receive additional service credit equal to a minimum of five years (however, not to exceed the service that would have been achieved by the participant's normal retirement date) or, for executives who have not yet reached age 50, a minimum benefit equal to that which would have been achieved had they been employed until age 55. An amount equal to the present value of the accrued benefits, as determined through actuarial calculations, is required to be deposited in the rabbi trust that is established for the DC Plan. To the extent that payments to a participant under the DC Plan would result in the receipt of an amount in excess of the amount permitted to be paid without penalty under Section 4999 of the Code, the amount of payments to be made under the DC Plan will be reduced if such reduction would increase the after-tax payments to the participant. The estimated present value of the benefits that would have been payable (before any reduction with respect to Section 4999 of the Code) under the DC Plan if a Change of Control had occurred on December 31, 1996, is $2,239,602, $591,973, $607,838, $462,752 and $309,264 for

Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith, respectively. No contributions were made to the DC Plan by the Company in 1996.

NICHOLSON EMPLOYMENT AGREEMENT

     The Company has entered into an agreement with Mr. Nicholson to employ him as President and Chief Executive Officer. Pursuant to the agreement, Mr. Nicholson receives a current base annual salary of $460,000. In addition, the agreement provides that Mr. Nicholson will be eligible for participation in the 1993 Incentive Plan and the DC Plan. In the event of termination of his employment without cause, Mr. Nicholson will receive (a) an amount equal to two times his base salary in effect at the time of his termination, (b) full vesting of his accrued benefit under the DC Plan and (c) accelerated vesting in any non-vested stock options or other awards granted under the 1993 Incentive Plan.

EXECUTIVE SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with its executive officers (the "Executive Severance Agreements"). The agreements provide that if the executive's employment is terminated within three years after a Change of Control , either (a) by the Company for reasons other than "cause" (as defined in the Executive Severance Agreements) or other than as a consequence of death, disability, retirement at age 65 or voluntary retirement before age 65 or (b) by the executive for reasons relating to a diminution of responsibilities or compensation or if relocation of the executive is required by the Company to a location other than that of a major operating unit or facility of the Company (but in no event upon termination for cause), the executive will receive: (1) a lump-sum payment equal to three times the highest cash compensation earned (i.e., annual base salary plus annual bonus earned for the year's performance) during any period of 12 months during the five years ending with the date on which employment is terminated (such lump sum payment to be reduced pro rata to the extent there are less than 36 months until the executive reaches age 65); and (2) life, medical, dental and accident and disability insurance as provided in the Company's insurance programs or, in certain circumstances, substantially equivalent insurance to be provided by the Company for a period of 36 months after termination of employment (or until age 65 or when comparable coverage is obtained through another employer, whichever is sooner). To the extent that payments to an executive under his agreement would result in the receipt of an amount in excess of the amount permitted to be paid without penalty under
Section 4999 of the Code, the amount of payments to be made under the agreement will be reduced if such reduction would increase the after-tax payments to the executive. Had the named executive officers terminated employment on December 31, 1996, in a manner entitling them to benefits under the Executive Severance Agreements, the respective executive officers would have received the following cash lump-sum payments pursuant to item (1) above: Mr. Nicholson, $3,300,000; Mr. Muckleroy, $1,464,000; Mr. Caldwell, $1,275,000; Mr. Yates, $1,222,400 and
Mr. Smith, $965,250.

CHANGE OF CONTROL

     The Company intends that certain of the benefit plans described above will provide for the acceleration of certain benefits in the event of a "Change of Control" of the Company. Under such plans, a Change of Control will be deemed to have occurred if either (1) any person or group acquires beneficial ownership (as defined therein) of 30% or more of the Company's voting securities, (2) there is a change in the composition of a majority of the Company's Board within any period of four consecutive years which change was not approved by a majority of the Board as constituted immediately prior to the commencement of such four-year period, (3) at any meeting of stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board fails to be elected or (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive. A Change of Control will be deemed not to occur in respect to an employee if such employee is the person or part of the group referred to in clause (1) above.

     Upon the occurrence of a Change of Control of the Company, all outstanding shares of restricted stock and performance awards will immediately vest. All stock options and all stock appreciation rights granted under the Incentive Plan and held by then-current employees will become immediately exercisable and will remain exercisable for three years (but not beyond their expiration date) following the employee's termination of employment for any reason other than dishonesty, conviction of a felony, willful unauthorized disclosure of confidential information or willful refusal to perform the duties of such employee's position ("cause"). All stock options granted to Outside Directors under the Director Plan will become immediately exercisable and will remain exercisable for the remainder of their term. In addition, each participant in the 1993 Incentive Plan will receive the maximum performance awards he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and will retain the right to earn any additional portion of his or her award if he or she remains in the Company's employ. Under the terms of the 1993 Incentive Plan and Director Plan, no director or executive officer will be entitled to receive any payment under that plan that is in excess of the amount permitted to be paid without penalty under Section 4999 of the Code.

PERFORMANCE PRESENTATION

     The following performance graph compares the performance of the Common Stock to the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Simmons Composite Oil Service Index. Information with respect to the Common Stock and the S&P 500 is from December 10, 1993, the date upon which the Common Stock first began public trading. The Simmons Composite Oil Service Index information is from November 30, 1993. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 10, 1993, and that all dividends were reinvested.

                            CAMCO INTERNATIONAL INC.
                         PROXY PERFORMANCE PRESENTATION
                            AS OF DECEMBER 31, 1996

                                                                                SIMMONS
        MEASUREMENT PERIOD                CAMCO                              COMPOSITE OIL
      (FISCAL YEAR COVERED)         INTERNATIONAL INC.       S&P 500         SERVICE INDEX
DEC. 10, 1993                                      100                100                100
DEC. 31, 1993                                      109                101                 99
DEC. 31, 1994                                      127                101                104
DEC. 31, 1995                                      190                139                150
DEC. 31, 1996                                      315                172                238

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge and except as set forth below, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 1996 all
Section 16(a) filing requirements were complied with.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices 7030 Ardmore, Houston, Texas 77054 by November 28, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Company's By-laws provide that no business may be transacted at an annual meeting of stockholders other than business that is properly brought before the annual meeting by any stockholder of the Company (a) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (b) who complies with the notice procedures set forth below. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth above. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.

                                 OTHER MATTERS

     At the date of this proxy statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Meeting other than those described above. However, if any other matters should come before the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ RONALD R. RANDALL

                                          Ronald R. Randall
                                          Vice President, General Counsel
                                          and Secretary

Houston, Texas
March 28, 1997

                                    ANNEX A

                         1997 LONG-TERM INCENTIVE PLAN
                                       OF
                            CAMCO INTERNATIONAL INC.

                                   ARTICLE I

                                    GENERAL

     SECTION 1.1. Purpose of the Plan. The 1997 Long-Term Incentive Plan (the "Plan") of Camco International Inc. (the "Company") is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through (i) the grant of options ("Options") to purchase shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), (ii) the grant of stock appreciation rights ("Stock Appreciation Rights"), (iii) the award of shares of restricted Common Stock ("Restricted Stock") and (iv) the award of units payable in cash or shares of Common Stock based on performance ("Performance Awards"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company.

     SECTION 1.2. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or committee thereof designated by the Board of Directors or such committee referred to as the "Committee"). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company's stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

     (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

     SECTION 1.3. Eligible Participants. Key employees, including officers, of the Company and its subsidiaries, partnerships or other affiliated entities (all such subsidiaries, partnerships or other affiliated entities being referred to as "Subsidiaries") shall be eligible for Awards under the Plan.

     SECTION 1.4. Awards Under the Plan. Awards to key employees may be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem with Options, (iii) shares of Restricted Stock, (iv) Performance Awards, or (v) any combination of the foregoing (collectively, "Awards").

     SECTION 1.5. Shares Subject to the Plan. Initially, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,500,000. This number of shares, together with the number of shares subject to outstanding awards under the Company's 1993 Long-Term Incentive Plan (the "1993 Incentive Plan"), represents approximately 10% of the issued and outstanding shares of Common Stock as of March 24, 1997. In addition, as of January 1 of each year the Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan or the Company's 1993 Incentive Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the previous year (or, for 1997, as of the commencement of the Plan), the number of shares that may be issued under the Plan shall be increased by an amount such that the total number of shares of Common Stock available for issuance under the Plan together with the number of shares of Common Stock available for issuance for outstanding awards under the 1993 Incentive Plan, equals 10% of the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan or the 1993 Incentive Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors. The aggregate number of shares of Common Stock that may be issued to any one participant under the Plan shall be 500,000. The aggregate number of shares of Common Stock that may be granted pursuant to an Award of Options, Stock Appreciation Rights, Restricted Stock or Performance Awards to any one participating during any one year may not exceed 250,000. The aggregate amount of cash that may be credited to any one participant pursuant to any Performance Award during any one year may not exceed $1,000,000.

     If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon an Option holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for grants under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the award shall count against the above limits). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan. Cash exercises of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

     The total number of Awards (or portions thereof) that may be settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this
Section 1.5.

     The number of shares of Common Stock that will be available under the Plan for Options granted in accordance with Section 2.4(i) ("ISOs") is 1,500,000.

     SECTION 1.6. Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive Awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive Awards to, or assume incentive Awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity).

                                   ARTICLE II

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     SECTION 2.1. Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

     (a) Option Price. The option price per share shall be determined by the Committee, except that in the case of an Option granted in accordance with
Section 2.4(i) (an "ISO") the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Internal Revenue Code of 1986, as amended, or successor code or statute, in each case as in effect at the time of such grant (the "Code")).

     (b) Term of Option. The term of an Option shall be determined by the Committee, except that in the case of an ISO the term of the Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

     (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

     (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

     (e) Stockholder Rights. The holder of an Option shall, as such, have none of the rights of a stockholder.

     (f) Termination of Employment. The Committee shall have discretion to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment.

     SECTION 2.2. Stock Appreciation Rights in Tandem with Options. (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

     (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the "Appreciation") equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.

     SECTION 2.3. Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

     (a) Exercise Price. The exercise price per share shall be determined by the Committee on the date the Independent SAR is granted.

     (b) Term of Independent SAR. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

     (c) Exercise of Independent SARs. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the "Appreciation") equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

     (d) Stockholder Rights. The holder of an Independent SAR shall, as such, have none of the rights of a stockholder.

     (e) Termination of Employment. The Committee shall have discretion to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder's termination of employment.

     SECTION 2.4. Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) incentive stock options within the meaning of Section 422 of the Code and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment.

     SECTION 2.5 Change of Control. Notwithstanding the exercisability schedule governing any Option or Stock Appreciation Right, unless otherwise provided in the agreement relating to a specific Award of an Option or Stock Appreciation Right or other agreement with the holder of the Option or Stock Appreciation Right, upon the occurrence of a Change of Control (as defined in Section 5.10) all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants who are employees of the Company or its subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the employee's termination of employment for any reason other than termination by the Company or a subsidiary of the Company for dishonesty, conviction of a felony, willful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position or positions with the Company or such subsidiary (termination for "cause").

                                  ARTICLE III

                                RESTRICTED STOCK

     SECTION 3.1. Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

     (a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any of the following specified performance goals as fixed by the Committee (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more Subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its Subsidiaries., (ii) return on equity, (iii) return on capital employed, (iv) return on net assets, (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends, (vi) the performance of the Company's Common Stock in comparison to other stocks, stock indexes or groups of stocks or other investments, (vii) increases in sales, margins or profit on a Company,

Subsidiary, division, department, unit, segment, product or product line basis or (viii) any combination of the above.

     (b) Restrictions on Transfer. Unless otherwise provided in the agreement relating to the Award relating thereto, stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name or at the option of the Committee not issued until such time as the Restricted Stock shall become vested or otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee's termination of employment before all the employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee (or the beneficiary designated by the employee in the event of death), free of all restrictions.

     (c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award unless the Restricted Stock grant or other agreement with the holder thereof specifies otherwise, (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company.

                                   ARTICLE IV

                               PERFORMANCE AWARDS

     SECTION 4.1. Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

     (a) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance of the holder of such Performance Award shall be measured. The performance period for a Performance Award shall be established at the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee.

     (b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives fixed by the Committee. Such objectives shall be based on (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more Subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its Subsidiaries, (ii) return on equity, (iii) return on capital employed, (iv) return on net assets, (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends, (vi) the performance of the Company's Common Stock in comparison to other stocks, stock indexes or groups of stocks or other investments, (vii) increases in sales, margins or profit on a Company, Subsidiary, division, department, unit, segment, product or product line basis or (viii) any combination of the above.

     (c) Size, Frequency and Vesting. The Committee shall have the authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

     (d) Payment. Following the end of each performance period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall be deemed to have fully earned the Performance Award. Unless otherwise provided in the Award, if the employee exceeds the specified minimum level of acceptable achievement but does not attain such objectives, the employee shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Award, if a Performance Award is granted after the start of a performance period, the award shall be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

     (e) Termination of Employment. Unless otherwise provided in the agreement relating to the Award or other agreement with the recipient, a recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. Unless otherwise provided in the agreement relating to the Award or other agreement with the recipient, a recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise.

     (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Award specifies otherwise, (i) the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest upon a Change of Control of the Company. In addition, unless an Award specifies otherwise, each participant in the Plan shall receive the maximum Performance Award he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Award if he or she remains in the Company's employ.

     (g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.

                                   ARTICLE V

                             ADDITIONAL PROVISIONS

     SECTION 5.1. General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     SECTION 5.2. Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

     In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

     SECTION 5.3. Amendments. (a) The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan.

     (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

     SECTION 5.4. Cancellation of Awards. Any Award granted under the Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

     SECTION 5.5. Beneficiary. A participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Options, Stock Appreciation Rights, shares of Restricted Stock, Common Stock and Performance Awards that become deliverable to the participant pursuant to the Plan after the participant's death. A participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the participant, the executor or administrator of the participant's estate shall be deemed to be the participant's beneficiary.

     SECTION 5.6. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability.

     Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

     SECTION 5.7. Non-assignability. Except as expressly provided in the Plan or as may be permitted by the Committee, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. Except as expressly provided in the Plan or as may be permitted by the Committee, during the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

     SECTION 5.8. Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     SECTION 5.9. No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any director for reelection by the Company's stockholders.

     SECTION 5.10. Change of Control. A "Change of Control" shall be deemed to have occurred if:

          (1) any Person (as defined below), is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 30% or more of the Voting Power (as defined below);

          (2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

          (3) at any meeting of the stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

          (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

     For purposes of this Section 5.10, (i) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on May 20, 1997, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 on May 20, 1997; and (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors.

     SECTION 5.11. Deferred Compensation and Trust Agreements. The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements, including "rabbi trusts", with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

     SECTION 5.12. Duration and Termination. (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no incentive stock option (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the approval of the Corporation's stockholder, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

     (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

     SECTION 5.13. Effective Date. The Plan shall be effective as of May 20, 1997, subject to approval of a majority of the Corporation's stockholders present and eligible to vote at a meeting of the stockholders of the Corporation at which a quorum is present.

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              AND PROXY STATEMENT

                             TUESDAY, MAY 20, 1997

                                   10:00 A.M.

                             WYNDHAM WARWICK HOTEL
                                5701 MAIN STREET
                                 HOUSTON, TEXAS

--------------------------------------------------------------------------------

                            CAMCO INTERNATIONAL INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned stockholder of Camco International Inc., a Delaware
 P corporation (the "Company"), hereby constitutes and appoints Gary D. Nicholson and Ronald R. Randall, and each of them, his true and lawful
 R agents and proxies, with full power of substitution in each, to vote, as designated below, all of the shares of Common Stock, $.01 par value, of
 O the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Warwick
 X Hotel, 5701 Main Street, Houston, TX on May 20, 1997 at 10:00 A.M., C.T., and at any adjournment(s) thereof, on the following matters more
 Y    particularly described in the Proxy Statement dated March 28, 1997.

                                                    (Change of address/Comments)
      The election of three directors to serve
      until their respective successors are       ----------------------------
      elected and shall qualify.                  ----------------------------
                                                  ----------------------------
      Nominees:  Robert L. Howard                ----------------------------
                 Gary D. Nicholson                (If you have written in the
                 Charles P. Siess, Jr.            above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

                                                                 -------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                 -------------
--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR                                           |0534
    VOTES AS IN THIS                                           |----
    EXAMPLE.

This proxy when properly executed and dated will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed herein or any substitute for them and FOR Proposals 2 and 3.

                                  FOR all nominees         WITHHOLD AUTHORITY
                              listed herein (except as  to vote for all nominees
                              marked to the contrary)       listed herein
1. Election of Directors
   (see reverse side).                  [ ]                       [ ]

                                        FOR          AGAINST         ABSTAIN
2. Adoption of the 1997
   Long-Term Incentive Plan.            [ ]            [ ]             [ ]

3. Approval of Arthur Andersen
   LLP as independent public
   accountants of the Company.          [ ]            [ ]             [ ]

4. In their discretion the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment(s) thereof.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

_______________________________________________________


                                                              Comments   [ ]

                                                              Change of  [ ]
                                                              Address



SIGNATURE(S)______________________________________________ DATE_______________

NOTE: SIGNATURE(S) SHOULD AGREE WITH NAME(S) AS PRINTED ON THIS PROXY. WHEN SIGNING IN A FIDUCIARY CAPACITY, PLEASE GIVE TITLE AS SUCH. CO-FIDUCIARIES AND JOINT OWNERS SHOULD EACH SIGN.